As filed with the Securities and Exchange Commission on March 13, 2000

                                                             File No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 ESG RE LIMITED
             (Exact name of registrant as specified in its charter)

            BERMUDA                                             NOT APPLICABLE
(State or other jurisdiction of                                (I.R.S. Employer
 incorporation or organization)                              Identification No.)

                           Skandia International House
                                16 Church Street
                            Hamilton, HM 11, Bermuda
               (Address of Principal Executive Offices) (Zip Code)

                                 ESG RE LIMITED
                           2000 RESTRICTED STOCK PLAN
                              (Full Title of Plan)


                                 ESG Re Limited
                            c/o CT Corporation System
                                  1633 Broadway
                            New York, New York 10019
                     (Name and address of agent for service)

                                 (212) 664-1666
          (Telephone number, including area code, of agent for service)

                                   Copies to:
                             RICHARD M. KOSNIK, ESQ.
                       Clifford Chance Rogers & Wells LLP
                                 200 Park Avenue
                            New York, New York 10166

                         CALCULATION OF REGISTRATION FEE
================================================================================
 Title of Securities    Amount to be    Proposed        Proposed       Amount of
 to be Registered       Registered      Maximum         Maximum     Registration
                                      Offering Price    Aggregate       Fee
                                       Per Share*    Offering Price*
--------------------------------------------------------------------------------
Common Stock, par
value $1.00 per share   2,000,000       $4.125        $8,250,000       $2,178.00
================================================================================

* Estimated solely for the purpose of calculating the registration fee, pursuant to Rule 457(h)(1) of the Securities Act of 1933, as amended, on the basis of the average of the high and low prices of Company's Common Stock reported on the Nasdaq National Market on March 8, 2000.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     Pursuant to the requirements of the Note to Part I of Form S-8 and Rule 428(b)(1) of the Rules under the Securities Act of 1933, as amended (the "Securities Act"), the information required by Part I of Form S-8 is included in a Booklet dated March 13, 2000 distributed to the participants in the ESG Re Limited 2000 Restricted Stock Plan (the "Plan"). That Booklet, together with the documents incorporated by reference pursuant to Item 3 of Part II of this Registration Statement, constitutes a Section 10(a) Prospectus. The Company shall provide to participants in the Plan a written statement advising them of the availability without charge, upon written or oral request, of documents incorporated by reference herein, as is required by Item 2 of Part I of Form S-8.

                                     PART II


Item 3. Incorporation of Documents by Reference

     The following  documents are incorporated by reference in this Registration
Statement:

     (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1998.

     (b) The Company's Quarterly Reports on From 10-Q for the calendar quarters ended March 31, 1999, June 30, 1999 and September 30, 1999.

     (c) The Company's Current Reports on Form 8-K filed December 16, 1999, December 28, 1999 and January 4, 2000;

     (d) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 1998.

     (e) The description of the Company's Common Stock contained in the Company's registration statement under Section 12 of the Exchange Act relating to the Company's Common Stock, including any amendment or report filed for the purpose of updating that description.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, will be deemed incorporated by reference in this Registration Statement and to be part of it from the date of filing of those documents.

Item 4. Description of Securities.

     Not Applicable.

Item 5. Interests of Named Experts and Counsel.
     Not Applicable.

Item 6. Indemnification of Directors and Officers.

     Section 98 of the Companies Act 1981 of Bermuda (the "Companies Act") provides generally that a Bermudian company may indemnify its directors, officers and auditors against any liability which arises by virtue of any rule of Bermudian law with respect to any negligence, default, breach of duty or breach of trust except in cases where such liability arises from fraud or dishonesty of which such director, officer or auditor may be guilty in relation to the Company. Section 98 of the Companies Act further provides that a Bermudian company may indemnify its directors, officer and auditors against any liability incurred by them in defending any proceedings, whether civil or criminal, in which judgment is awarded in their favor or they are acquitted or in which they are acquitted or granted relief by the Supreme Court of Bermuda in certain proceedings arising under Section 281 of the Companies Act.

     The Company has adopted provisions in its Memorandum of Association and Bye-Laws that provide that the Company shall indemnify its officers and directors to the maximum extent permitted under the Companies Act. The Company also has issued a deed of indemnity for the benefit of directors and officers to provide them with the maximum indemnification allowed under its Memorandum of Association, Bye-Laws and the Companies Act.

Item 7. Exemption from Registration Claimed.

     Not Applicable.

Item 8. Exhibits.

     The following documents are filed with or incorporated by reference in this Registration Statement:

Exhibit 5. Opinion of Appleby, Spurling & Kempe as to the legality of Common Shares being registered.

Exhibit 24.    Consents of Experts and Counsel.

Exhibit 25.1 Power of Attorney (included on signature page of this registration statement).

Item 9. Undertakings.

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 15, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on this 13th day of March, 2000.

                                                      ESG RE LIMITED

                                                      By /s/Joan H. Dillard
                                                      ---------------------
                                                      Joan H. Dillard
                                                      Chief Financial Officer


                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John C Head III and Joan H. Dillard, and each of them, as his or her true and lawful attorney-in-fact and agent, with sole power of substitution, to sign for him or her and in his or her name, in any and all capacities, all amendments (including post-effective amendments) to the Registration Statement to which this power of attorney is attached, and to file all such amendments and all exhibits to them and other documents to be filed in connection with them, with the Securities and Exchange Commission.

                                -----------------

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


         Name                                    Title                                        Date
         ----                                    -----                                        ----
 /s/ John C Head III                Chief   Executive   Officer  and  Director         March 13, 2000
--------------------------------    (Principal Executive Officer)
   John C Head III


 /s/ Joan H. Dillard                Chief Financial Officer                            March 13, 2000
--------------------------------    (Principal    Financial   and   Accounting
   Joan H. Dillard                  Officer)


  /s/ Gerald Moller                 Director                                           March 13, 2000
--------------------------------
    Gerald Moller


s/ Steven H. Debrovner              Director                                           March 13, 2000
-------------------------------
 Steven H. Debrovner


 /s/ Edward A. Tilly                Director                                           March 13, 2000
-------------------------------
   Edward A. Tilly

                                    Director
/s/ David L. Newkirk                                                                   March 13, 2000
-------------------------------
  David L. Newkirk

                                    Authorized  Representative  in the  United         March 13, 2000
 /s/ John C Head III                States
 -------------------------------
 John C  Head III


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


                                  EXHIBIT INDEX


                                                              Page in Sequential
Exhibit                                                        Numbering System
-------                                                        ----------------
Exhibit 5.1  Opinion of Appleby, Spurling & Kempe as to the
             Legality of Common Shares being registered............... 8

Exhibit 24.1 Consent of Appleby, Spurling & Kempe (attorneys)
             included in Exhibit 5.1

Exhibit 24.2 Consent of Deloitte & Touche LLP (accountants).......... 12

Exhibit 25.1 Power of Attorney - (included on signature page of this Registration Statement)



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